Exhibit 24.1

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Assured Guaranty Ltd. (the “Company”) hereby constitute and appoint Dominic J. Frederico, Robert B. Mills, Robert A. Bailenson and James M. Michener, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and re-substitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign a registration statement (the “Registration Statement”) to effect the registration under the Securities Act of 1933, as amended (the “Act”), of securities of the Company issuable in accordance with the Assured Guaranty Ltd. 2004 Long-Term Incentive Plan (as amended through the Third Amendment) and any and all amendments (including post-effective amendments) pursuant to such Registration Statement and any registration statement relating to the offering covered by such registration statement and filed pursuant to Rule 462(b) under the Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Name	Position	Date

/s/ Robin Monro-Davies Robin Monro-Davies	Chairman of the Board; Director	August 20, 2014
/s/ Dominic J. Frederico Dominic J. Frederico	President and Chief Executive Officer; Director	August 20, 2014
/s/ Robert A. Bailenson Robert A. Bailenson	Chief Financial Officer (Principal Financial and Accounting Officer)	August 20, 2014
/s/ Francisco L. Borges Francisco L. Borges	Director	August 20, 2014
/s/ G. Lawrence Buhl G. Lawrence Buhl	Director	August 20, 2014
/s/ Stephen A. Cozen Stephen A. Cozen	Director	August 5, 2014
/s/ Bonnie L. Howard Bonnie L. Howard	Director	August 5, 2014
/s/ Patrick W. Kenny Patrick W. Kenny	Director	August 20, 2014
/s/ Simon W. Leathes Simon W. Leathes	Director	August 5,2014
/s/ Michael T. O’Kane Michael T. O’Kane	Director	August 20, 2014
/s/ Yukiko Omura Yukiko Omura	Director	August 5, 2014
/s/ Wilbur L. Ross Jr. Wilbur L. Ross Jr.	Director	August 12, 2014
/s/ Dominic J. Frederico Dominic J. Frederico	Authorized Representative in the United States	August 20, 2014

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